040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0179482015-1
Barbara K. Cegavske (signature)	Filing Number 20150158753-67
Secretary of State	Filed On 04/03/2015
State Of Nevada	Number of Pages 1

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: EOS Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Legalinc Corporate Services Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75,000,000 — Par value per share: $ 0.001 — Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Yu Cheng Yang
Name
221 East Walnut Street, Suite 122 — Pasadena — CA — 91101
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Yu Cheng Yang — X Yang Yu Cheng (signature)
Name — Incorporator Signature
221 East Walnut Street, Suite 122 — Pasadena — CA — 91101
Address — City — State — Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X Nancy Hernandez (signature) — 4/2/15
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date